Exhibit 10.28

EXECUTION VERSION

AMENDMENT TO Asset Purchase and Sale Agreement

This Amendment to Asset Purchase and Sale Agreement, dated as of January 1, 2015 (this “Amendment”), amends the Asset Purchase and Sale Agreement by and among Agile Technologies, LLC, a New Jersey limited liability company (the “Seller”), the members of the Seller and Majesco, a California corporation (the “Buyer”) (together with Seller and the members of the Seller, the “Parties”), dated December 12, 2014 (the “Purchase Agreement”) to the extent and in the manner herein provided. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

B A C K G R O U N D

A.           WHEREAS the Parties desire to amend the Purchase Agreement; and

B.           WHEREAS, the Purchase Agreement by its terms may be modified or amended from time to time by the written consent of the parties thereto;

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows and agree to amend the Purchase Agreement in the manner hereinafter provided:

1.           Incorporation of Recitals.  Each of the foregoing recitals is incorporated by reference in this Amendment as if fully set forth in the body of this Amendment.

2.           Amendment of Section 1.1.  Section 1.1 of the Purchase Agreement is hereby amended to add the following:

a.           “Escrow Agent” means US Bank National Association.

b.           “Escrow Agreement” means the agreement entered into on the Closing Date by and among the Escrow Agent, Buyer and the Seller.

c.           “Escrow Amount” means an amount equal to $765,000.

3.           Amendment to Section 3.1(b).  Section 3.1(b) of the Purchase Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“(b)         on the date set forth in Section 7 of the Amendment, Buyer shall pay or cause to be paid to Seller by means of a wire transfer of immediately available funds to the account of Seller designated in writing by Seller on the day before the Closing Date (the “Funds Flow”) an amount in cash equal to Two Million U.S. Dollars (U.S. $2,000,000.00) less the Escrow Amount, which Escrow Amount Buyer shall pay on the Closing Date into an escrow account specified by the Escrow Agent (which instructions shall also be set forth in the Funds Flow) to be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement, subject to adjustments pursuant to Sections 3.2 and 11.5 hereof (the payment to Seller being the “Closing Amount”); plus”.

4.           Amendment to Section 4.2.  Section 4.2(i) of the Purchase Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“(i) the Escrow Agreement, duly executed by Buyer, and such other instruments and documents which Seller may reasonably deem necessary or as may be required to consummate the transactions contemplated hereby.”

5.           Amendment to Section 4.3.  Section 4.3(k) of the Purchase Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“(k) the Escrow Agreement, duly executed by Seller, and such other instruments and documents which Buyer may reasonably deem necessary or as may be required to consummate the transactions contemplated hereby.”

6.           Amendment to Exhibit 11.2(g).  Exhibit 11.2(g) to the Purchase Agreement is hereby deleted in its entirety and replaced in its entirety with Exhibit 11.2(g) to this Amendment.

7.           Closing. For all purposes of this Amendment and notwithstanding anything else to the contrary in Section 4.1 of the Agreement, the Closing shall be deemed effective as of January 1, 2015 and the Closing Date shall be deemed to be January 1, 2015 except that the actual payments of the Closing Amount and Escrow Amount shall be made on January 2, 2015.

8.           No Further Amendment. Except as otherwise amended by this Amendment, all provisions of the Purchase Agreement, including, without limitation, provisions relating to governing law, shall remain in full force and effect and shall apply to this Amendment (unless this Amendment specifically amends a particular provision of the Purchase Agreement) and the Purchase Agreement and this Amendment shall be construed together and considered one and the same agreement.

9.           Counterparts. This Amendment may be executed in two or more counterparts and via facsimile, pdf or electronic delivery, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

10.         Governing Law; Waiver of Jury Trial. The Parties hereby agree that any Action arising out of or related to this Amendment shall be conducted only in state or federal courts located in the borough of Manhattan in New York City, New York. Each Party hereby irrevocably consents and submits to the exclusive personal jurisdiction of and venue in the federal and state courts located in the borough of Manhattan in New York City, New York. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 12.3 of the Purchase Agreement. Nothing in this Section 10, however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by Law. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT EACH PARTY HERETO SHALL HAVE THE RIGHT TO PROCEED AGAINST ANY OTHER PARTY IN A COURT IN ANY LOCATION TO ENABLE HIM OR IT TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN HIS OR ITS FAVOR.

[Signature Page to Follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Purchase Agreement to be executed and delivered as of the day and year first above written.

Company:	AGILE TECHNOLOGIES, LLC

	By:	/s/ William Freitag
Name: William Freitag
Title: Managing Director and Chief Executive Officer

Sellers:
/s/ William Freitag
WILLIAM FREITAG

/s/ John Johansen
JOHN JOHANSEN

/s/ Robert Buhrle
ROBERT BUHRLE

Buyer:	MAJESCO

	By:	/s/ Ketan Mehta
Name: Ketan Mehta
Title: President and Chief Executive Officer

[Signature Page to Amendment to Purchase Agreement]